SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 12, 2002
Date of Report (Date of earliest event reported)

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2845714 (I.R.S. Employer Identification No.)

35 Northeast Industrial Road
Branford, Connecticut 06405
(Address of principal executive offices) (Zip Code)

(203) 488-8201
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Item 5. Other Events

On November 12, 2002, Neurogen Corporation (the “Company” or “Neurogen”) announced clinical results from two of its drug development programs. From its Alzheimer’s disease program, Neurogen reported results from a Phase II clinical study of NGD 97-1, the Company’s lead candidate in that program. From its inflammatory diseases program, Neurogen reported the results of Phase I clinical trials for NGD 2000-1, the Company’s proprietary C5a drug for treatment of inflammatory conditions.

Neurogen announced that NGD 97-1 did not show a therapeutic effect in the Phase II study conducted by the Company’s collaborative partner, Pfizer Inc. NGD 97-1 selectively reduces the activity of the neurotransmitter gamma-aminobutyric acid (GABA) in the memory centers of the brain, an approach that differs from currently available drugs used to treat Alzheimer’s. In the double-blind study, approximately 200 Alzheimer’s disease patients received one of three doses of NGD 97-1 or a placebo or a control drug.

The Company also announced that NGD 2000-1, a C5a receptor antagonist, was safe and well tolerated in single and multiple-ascending dose Phase I studies. Neurogen conducted these double-blind, placebo-controlled studies in normal healthy volunteers. Within the tested dose range, the Company identified the possibility for NGD 2000-1 to inhibit cytrochrome P450 3A4, a metabolic enzyme inhibited by many existing drugs, as well as by certain foods such as grapefruit juice. This activity could restrict the concurrent use of NGD 2000-1 with other drugs that also are primarily metabolized by this enzyme. The Company plans to conduct additional studies to further explore this potential restriction. Neurogen also plans to explore the efficacy of NGD 2000-1 in multiple Phase II studies for a variety of inflammatory disorders.

SAFE HARBOR STATEMENT

Statements which are not historical facts, including statements about the Company's confidence and strategies, the status of various product development programs, the sufficiency of cash to fund planned operations and the Company's expectations concerning its development compounds, drug discovery technologies and opportunities in the pharmaceutical marketplace are "forward looking statements" within the meaning of the Private Securities Litigations Reform Act of 1995 that involve risks and uncertainties and are not guarantees of future performance. These risks include, but are not limited to, difficulties or delays in development, testing, regulatory approval, production and marketing of any of the Company's drug candidates, the failure to attract or retain scientific management personnel, any unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug candidates which could slow or prevent product development efforts, competition within the Company's anticipated product markets, the Company's dependence on corporate partners with respect to research and development funding, regulatory filings and manufacturing and marketing expertise, the uncertainty of product development in the pharmaceutical industry, inability to obtain sufficient funds through future collaborative arrangements, equity or debt financings or other sources to continue the operation of the Company's business, risk that patents and confidentiality agreements will not adequately protect the Company's intellectual property or trade secrets, dependence upon third parties for the manufacture of potential products, inexperience in manufacturing and lack of internal manufacturing capabilities, dependence on third parties to market potential products, lack of sales and marketing capabilities, potential unavailability or inadequacy of medical insurance or other third-party reimbursement for the cost of purchases of the Company's products, and other risks detailed in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2001, each of which could adversely affect the Company's business and the accuracy of the forward-looking statements contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGEN CORPORATION

(Registrant)

/s/ Stephen R. Davis
November 13, 2002	Stephen R. Davis
Date	Executive Vice President and Chief Business Officer